Sticker to Prospectus

The Prospectus for ICON Leasing Fund Twelve, LLC consists of (1) this sticker, (2) the Prospectus which is dated May 7, 2007, (3) Supplement No. 1 dated June 25, 2007, (4) Supplement No. 2 dated August 16, 2007, (5) Supplement No. 3 dated November 20, 2007, (6) Supplement No. 4 dated January 18, 2008, (7) Supplement No. 5 dated April 7, 2008, (8) Supplement No. 6 dated May 7, 2008, (9) Supplement No. 7 dated May 21, 2008, (10) Supplement No. 8 dated June 27, 2008, (11) Supplement No. 9 dated August 1, 2008, (12) Supplement No. 10 dated November 5, 2008 and (13) this Supplement No. 11 dated December 8, 2008, which contains information related to the current status of the offering and replaces the prior performance tables dated December 31, 2007 with tables that are presented differently.

Filed Pursuant to Rule 424(b)(3)
SEC File No. 333-138661

ICON LEASING FUND TWELVE, LLC

SUPPLEMENT NO. 11
DATED DECEMBER 8, 2008

TO PROSPECTUS DATED
MAY 7, 2007

Summary

We are providing you with this Supplement No. 11, dated December 8, 2008, to update the Prospectus, dated May 7, 2007, as amended by Supplement No. 1, dated June 25, 2007, Supplement No. 2, dated August 16, 2007, Supplement No. 3, dated November 20, 2007, Supplement No. 4, dated January 18, 2008, Supplement No. 5, dated April 7, 2008, Supplement No. 6 dated May 7, 2008, Supplement No. 7, dated May 21, 2008, Supplement No. 8, dated June 27, 2008, Supplement No. 9, dated August 1, 2008, and Supplement No. 10, dated November 5, 2008. The information in this Supplement No. 11 supplements, modifies and supersedes some of the information contained in the ICON Leasing Fund Twelve, LLC (“Fund Twelve”) Prospectus, as amended by Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4, Supplement No. 5, Supplement No. 6, Supplement No. 7, Supplement No. 8, Supplement No. 9, and Supplement No. 10. This Supplement No. 11 forms a part of, and must be accompanied or preceded by, the Prospectus, Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4, Supplement No. 5, Supplement No. 6, Supplement No. 7, Supplement No. 8, Supplement No. 9, and Supplement No. 10.

The primary purposes of this Supplement No. 11 are to:

•	Describe the current status of the offering; and
•	Replace the Prior Performance Tables dated December 31, 2007 of ICON Capital Corp. and its affiliates with tables dated December 31, 2007 that are presented differently.

Current Status of the Offering

The initial closing date for Fund Twelve was May 25, 2007, the date at which Fund Twelve had raised $1,200,000 and reached the minimum offering amount. On July 13, 2007, Fund Twelve achieved the $20,000,000 minimum offering for the Commonwealth of Pennsylvania. As of November 30, 2008, 259,885 shares of membership interests have been sold to 6,141 additional members, representing $259,107,669 of capital contributions to Fund Twelve.

Compensation Paid to Affiliates and Certain Non-Affiliates

Through November 30, 2008, Fund Twelve paid and/or accrued the following fees or expenses in connection with its offering of its membership interests: (i) sales commissions to third parties in the amount of $20,169,177, (ii) underwriting fees to affiliated parties in the amount of $5,042,294, and (iii) organizational and offering expenses to affiliated parties in the amount of $5,045,543. These fees and expenses are described on pages 25 and 26 of the Prospectus, as supplemented.

Other Programs Sponsored by our Manager

The disclosure under the heading “Other Programs Sponsored by our Manager” on pages 36 through 39 of the Prospectus dated May 7, 2007, as supplemented, is hereby replaced in its entirety by the following:

OTHER PROGRAMS SPONSORED BY OUR MANAGER

Our Manager was formed in 1985 to finance and lease equipment and act as the manager or general partner for publicly offered, income-oriented equipment leasing and finance funds. In addition to acting as our Manager, as of September 15, 2008, our Manager sponsored and is the manager or general partner of:

•	ICON Cash Flow Partners L.P. Seven (“LP Seven”), which transferred its sole remaining asset to a liquidating trust (the “LP Seven Liquidating Trust”) in July 2007;
•	ICON Income Fund Eight A L.P. (“Fund Eight A”), which entered into its liquidation period in December 2005;
•	ICON Income Fund Eight B L.P. (“Fund Eight B”), which entered into its liquidation period in June 2007;
•	ICON Income Fund Nine, LLC (“Fund Nine”), which entered into its liquidation period in May 2008;
•	ICON Income Fund Ten, LLC (“Fund Ten”); and
•	ICON Leasing Fund Eleven, LLC (“Fund Eleven”).

Also, our Manager sponsored and was the general partner of:

•	ICON Cash Flow Partners, L.P., Series A (“Series A”), which was liquidated and dissolved in 1999;
•	ICON Cash Flow Partners, L.P., Series B (“Series B”), which was liquidated and dissolved in 1999;
•	ICON Cash Flow Partners, L.P., Series C (“Series C”), which was liquidated and dissolved in 2001;
•	ICON Cash Flow Partners, L.P., Series D (“Series D”), which was liquidated and dissolved in 2005;
•	ICON Cash Flow Partners, L.P., Series E (“Series E”), which was liquidated and dissolved in 2006; and
•	ICON Cash Flow Partners L.P. Six (“LP Six”), which was liquidated and dissolved in 2006.

The foregoing equipment leasing and finance funds are referred to collectively as the equipment leasing and finance funds sponsored by our Manager. All of these equipment leasing and finance funds sponsored by our Manager were publicly offered equipment leasing and financing limited partnerships or limited liability companies. Our Manager and its affiliates have also engaged in the past, and our Manager and its affiliates may in the future engage, in the business of brokering or acquiring equipment leasing and financing transactions that do not meet the investment criteria our Manager has established for us and for the equipment leasing and finance funds sponsored by it, such as the criteria for creditworthiness, equipment types, excess transaction size or concentration by lessee, location or industry.

As of September 15, 2008, six of the twelve other equipment leasing and finance funds that our Manager sponsored have completed operations and have been liquidated. These equipment leasing and finance funds had different investment objectives than us and were primarily operated by individuals who have not been part of our Manager’s current management team. A brief financial summary of the performance of those completed funds follows.

	Series A	Series B	Series C	Series D	Series E	LP Six
Amount invested	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Total distributions	1,238.74	957.60	968.45	1,253.97	1,064.32	957.31
Gain/loss on distributions	238.74	(42.40)	(31.55)	253.97	64.32	(42.69)
Year offering commenced	1987	1989	1990	1991	1992	1993
Year offering terminated	1989	1990	1991	1992	1993	1995
Year liquidation period commenced	1999	1999	2001	1997	1998	2000

As noted, three of those completed equipment leasing and finance funds did not completely return to their respective investors all of their capital and the other three completed funds returned $238.74, $253.97, and $64.32 for each $1,000 invested to its investors in excess of their original investment.

Total Gross Offering Proceeds of Equipment Leasing and Finance Funds Sponsored by our Manager
(as of December 31, 2007)

Fund	Number of Investors	Total Gross Offering Proceeds
Series A (dissolved in 1999)	226	$2,504,500
Series B (dissolved in 2001)	1,756	20,000,000
Series C (dissolved in 2001)	1,741	20,000,000
Series D (dissolved in 2005)	3,076	40,000,000
Series E (dissolved in 2006)	3,712	61,041,151
LP Six (dissolved in 2006)	2,276	38,385,712
LP Seven	4,582	99,999,681
Fund Eight A	2,887	74,996,504
Fund Eight B	2,816	75,000,000
Fund Nine	3,221	99,653,474
Fund Ten	4,383	149,994,502
Fund Eleven	8,615	365,198,690
Total:	39,291	$1,046,774,214

The equipment leasing and finance funds sponsored by our Manager that are still in the reinvestment phase are all actively engaged in making investments and all other equipment leasing and finance funds sponsored by our Manager are either in their liquidation period or have liquidated. As of December 31, 2007, the equipment leasing and finance funds sponsored by our Manager had originated or acquired investments as follows:

Investments Originated or Acquired by Equipment Leasing and Finance Funds Sponsored by our Manager as of December 31, 2007
(All Amounts in Dollars of Original Acquisition Cost)

Fund	Leased Equipment	Other Transactions	Total Investments
Series A (dissolved in 1999)	$6,226,774	$1,556,694	$7,783,468
Series B (dissolved in 2001)	40,950,305	26,850,666	67,800,971
Series C (dissolved in 2001)	45,800,967	26,853,123	72,654,090
Series D (dissolved in 2005)	55,577,669	81,733,088	137,310,757
Series E (dissolved in 2006)	80,651,864	199,000,866	279,652,730
LP Six (dissolved in 2006)	93,104,306	80,323,694	173,428,000
LP Seven	251,479,444	75,503,618	326,983,062
Fund Eight A	152,696,530	25,258,312	177,954,842
Fund Eight B	239,483,806	38,761,792	278,245,598
Fund Nine	275,780,694	47,593,637	323,374,331
Fund Ten	235,609,969	68,573,798	304,183,767
Fund Eleven	710,222,059	32,541,037	742,763,096

As of December 31, 2007, the equipment leasing and finance funds sponsored by our Manager had leases and other transactions under management (determined by the original cost of the investment acquired less the total original cost of assets sold) in the U.S. dollar amounts shown below.

Investment Portfolio of Equipment Leasing and Finance Funds Sponsored by our Manager
as of December 31, 2007

Fund	Leased Equipment	Other Transactions	Total Investments
Series A (dissolved in 1999)	$—	$—	$—
Series B (dissolved in 2001)	$—	$—	$—
Series C (dissolved in 2001)	$—	$—	$—
Series D (dissolved in 2005)	$—	$—	$—
Series E (dissolved in 2006)	$—	$—	$—
LP Six (dissolved in 2006)	$—	$—	$—
LP Seven	$—	$7,548,512	$7,548,512
Fund Eight A	$1,555,657	$3,346,186	$4,901,843
Fund Eight B	$85,990,546	$3,413,505	$89,404,051
Fund Nine	$133,452,502	$6,278,603	$139,731,105
Fund Ten	$151,363,033	$23,907,661	$175,270,694
Fund Eleven	$627,017,977	$23,674,872	$650,692,849

Funds Sponsored by our Manager’s Original Owners

Each of Series A, Series B, Series C, Series D, Series E, and LP Six were syndicated before 1996 by our Manager under its original ownership and management. None of our Manager’s current owners, officers or employees was part of our Manager’s ownership or management team at the time that these equipment leasing and finance funds were syndicated. Each of Series A, Series B, Series C, Series D, Series E and LP Six had investment objectives and policies significantly different than ours. For example, the majority of the original investments made by those funds were in small ticket leases (leases of equipment with an acquisition cost of less than $5 million) of new or recently delivered equipment, whereas a significant portion of the investments that we will make are expected to be in large ticket equipment (equipment with an acquisition cost of $5 million or more) and equipment portfolios, which our Manager believes will provide us with the appropriate diversification necessary to achieve our investment objectives. Additionally, Series A, Series B, Series C, Series D, Series E and LP Six attempted to compete with large commercial lending institutions that had significantly lower costs of capital in the highly competitive business of originating new leases. Finally, the amount of the gross offering proceeds raised by each of Series A, Series B, Series C, Series D, Series E and LP Six was substantially smaller than what we are likely to raise. Less offering proceeds result in smaller investment portfolios and less portfolio diversification. For example, Series A raised only $2.5 million, Series B and Series C each raised only $20 million, Series D raised only $40 million, Series E raised only $60 million and LP Six raised only $38 million. Other equipment leasing and finance funds our Manager sponsored under subsequent management raised in excess of 97% of the amounts offered, which have been between $75 and $375 million.

Three of the equipment leasing and finance funds sponsored by our Manager’s original owners, Series A, Series B and Series C, experienced unexpected losses in 1992. In addition, Series D, Series E and LP Six were all affected to varying degrees by the events of September 11, 2001. These funds were adversely impacted by the events of September 11th, as evidenced by their inability to overcome the resulting market conditions for some of their investments in commercial aircraft and certain marine assets that were encumbered with significant non-recourse indebtedness. For example, Series D had a $6.8 million investment in two identical de Havilland DHC-8-102 aircraft on lease to U.S. Airways, Inc. In September 2000, it sold one of the aircraft for a gain of approximately $708,000; however, following the events of September 11th, U.S. Airways filed for bankruptcy and rejected the lease on the other aircraft, which was ultimately sold for a loss of approximately $360,000. In addition, following the events of September 11th, each of Series E and LP Six wrote down its residual position in McDonnell-Douglas MD-83 aircraft on lease to Aerovias de Mexico, S.A. de C.V. by $1.5 million per aircraft and each aircraft was ultimately sold to the lender in satisfaction of the outstanding debt and accrued interest. The losses incurred by investors in those funds do not take into account the benefit of tax-deferral resulting from the fact that a significant portion of early distributions received by investors comprised a return of capital, which was not subject to tax at the time of receipt.

In each of the foregoing examples, the remaining loan balance at the expiration of each respective lease was greater than the fair market value of each asset. In those instances, the equipment could not have been sold for an amount sufficient to satisfy the outstanding debt balance and could not be re-leased to a third-party at a lease rate high enough to make the debt service payments owed to the lender. As a consequence, the equipment was either voluntarily returned to the lender in satisfaction of the outstanding debt or repossessed by the lender and the fund received no additional proceeds from the equipment.

Each of Series E and LP Six made its final liquidating distribution in March 2006 and was dissolved in April 2006. Series E had not made a distribution to its limited partners since May 1, 2004. LP Six had not made a distribution to its limited partners since March 1, 2004.

Funds Sponsored by our Manager’s Subsequent Owners

In 1996, our Manager was acquired by Mr. Martin along with Messrs. Beaufort J.B. Clarke and Paul Weiss, with Mr. Martin a member of its executive management since that time through the date hereof. All members of our Manager’s acquisition and remarketing departments joined those departments upon or subsequent to the ownership change. LP Seven was in syndication and had made investments utilizing the investment objectives and policies of the original ownership and management at the time of the ownership change. Fund Eight A, Fund Eight B, Fund Nine, Fund Ten, and Fund Eleven were all syndicated by our Manager during the time that Messrs. Clarke, Weiss and Martin owned and controlled our Manager. Each of LP Seven, Fund Eight A, Fund Eight B, Fund Nine, Fund Ten and Fund Eleven had investment objectives and policies that were in some respects significantly different than ours. Many of these equipment leasing and finance funds (i) relied on the use of significant non-recourse indebtedness with respect to certain investments to achieve their investment objectives, (ii) relied significantly on the residual value of certain of the equipment they invested in to achieve their investment objectives, (iii) placed less emphasis on investments that generate cash flow, and (iv) relied significantly on third parties for originating investments. On the other hand, our current investment objectives and policies provide that we will (i) rely less on the use of significant non-recourse indebtedness to achieve our investment objectives, (ii) place less of a reliance on the residual value of equipment to achieve our investment objectives, (iii) place greater emphasis on investments that generate cash flow, and (iv) rely significantly on our Manager’s originations process to originate our investments.

In addition, like Series D, Series E, and LP Six, these funds were adversely impacted by the events of September 11th and other changes in market conditions, as evidenced by their inability to overcome the resulting market conditions for some of their investments in commercial aircraft and certain marine assets that were encumbered with significant non-recourse indebtedness that these funds were not in a position to absorb in order to wait out downturns in the markets for such assets, as well as options to acquire such assets that lost significant value after September 11th. For example:

•	LP Seven had a $2.9 million investment in two supply vessels on lease to SEACOR Smit, Inc. The vessels were returned by SEACOR in June 2003 following the end of then-current charter terms. LP Seven was not able to agree with the lender on remarketing terms and was not in a position to satisfy the outstanding indebtedness, therefore, the vessels were repossessed by the lender in September 2003. The vessels were ultimately sold for an amount less than the outstanding debt and accrued interest. In addition, LP Seven had a $6 million investment (including recourse indebtedness) in an option to acquire three Boeing 737-300 aircraft on lease to Continental Airlines, Inc. In August 2003, with the option set to expire and the value of the aircraft still significantly impacted by the events of September 11th, LP Seven restructured the recourse indebtedness in exchange for giving up its option early and a reduction in the restructured indebtedness from any excess residual proceeds received from a sale of the aircraft, which indebtedness was paid in full in July 2006, without any reduction from any excess residual proceeds from the sale of the aircraft.
•	Fund Eight A had a $5.7 million investment in two Boeing 737-400 aircraft on lease to KLM Royal Dutch Airlines. The leases at the time of the original investment expired in one year (September 2000) and the aircraft were subsequently leased to The Boeing Company and Sky Airlines, respectively. Due to service interruptions following the invasion and resulting war in Iraq in March 2003, Sky Airlines was unable to satisfy its obligations under its lease with Fund Eight A. Fund Eight A defaulted Sky Airlines under the lease; however, as Fund Eight A was not in a position to satisfy the outstanding indebtedness on the aircraft, market conditions in the post-September 11th environment were such that the aircraft could not be successfully remarketed, the aircraft were cross-collateralized to the benefit of the same non-recourse lender and had significant non-recourse indebtedness, and the aircraft had lost significant value following the events of September 11th, the lender repossessed the aircraft in October 2003.
•	Fund Eight B had a $2.2 million investment a Boeing 767-300ER aircraft on lease to Scandinavian Airlines System (SAS). The lease with SAS expired in March 2003 and, as Fund Eight B was not in a position to satisfy the outstanding indebtedness on the aircraft, market conditions in the post-September 11th environment were such that the aircraft could not be successfully remarketed, the aircraft had significant non-recourse indebtedness, and the aircraft had lost significant value following the events of September 11th, the lender repossessed the aircraft in July 2004 in satisfaction of the outstanding debt and accrued interest. The timing of the lease expiration and repossession was unfortunate for Fund Eight B, as the market for these Boeing aircraft rebounded over the past couple of years to return to pre-September 11th levels. In addition, Fund Eight B has a $6.3 million investment in two Airbus A340 aircraft on lease to Cathay Pacific Airways Ltd. The leases are still active; however, as the market for those aircraft experienced adverse changes following the investment, the aircraft lost significant value and rental rates for the renewal terms available for the aircraft were less than originally anticipated. While the market for the aircraft has rebounded to an extent, the recent, unprecedented rise in fuel prices impacted the market for the aircraft and Fund Eight B recently wrote down its residual position in the aircraft by approximately $6 million.
•	Fund Nine had an $8.4 million investment in a natural gas-fired cogeneration facility on lease to EF Kenilworth, Inc. The lease was extended in January 2004 to run through June 2009; however, as the price of natural gas reached and exceeded $5.00/MMBTU — the point at which the facility operated at break even — in 2003 and continued to rise thereafter (including peaking above $9.00/MMBTU in 2005), the lessee had increasing difficulty meeting its lease payments. Moreover, as the amount and timing of the lease payments were dependent on natural gas prices, the lease and asset became increasingly less profitable to Fund Nine over this period. Faced with the likelihood of having to put the lessee in default under the lease and remarketing the asset in significantly adverse market conditions, Fund Nine sold the asset to the lessee’s natural gas provider for $4.8 million in April 2006, which resulted in a $2 million loss on its investment. In addition, Fund Nine has a $6.5 million investment in two Airbus A340 aircraft on lease to Cathay Pacific Airways Ltd. The leases are still active; however, as the market for those aircraft experienced adverse changes following the investment, the aircraft lost significant value and rental rates for the renewal terms available for the aircraft were less than originally anticipated. While the market for the aircraft has rebounded to an extent, the recent, unprecedented rise in fuel prices impacted the market for the aircraft and Fund Nine recently wrote down its residual position in the aircraft by approximately $6 million.

As discussed above, the performance of these investment losses was attributable to the adverse market conditions following the events of September 11th, other adverse market conditions (such as the cost of natural gas), the incurrence of significant non-recourse indebtedness without the ability to restructure or repay such indebtedness and/or an increasingly competitive domestic marketplace for equipment leasing and financing transactions and will ultimately impact the returns of these funds even if all of the other investments and reinvestments that were made perform in line with our Manager’s expectations. While these events and circumstances, in large part, were out of the control of the previous ownership and management of our Manager, the current ownership and management of our Manager have established investment objectives and policies that are designed to significantly mitigate these types of risks. Nevertheless, many similar types of investments that were made by these funds under previous ownership and management did meet or exceed expectations, including Fund Eight A’s $887,000 investment in an oil rig on lease to Rowan Companies, Inc. that yielded $29.8 million in proceeds; Fund Eight B’s $2 million investment in a flight simulator on lease to BAE Systems Holdings, Inc. that yielded $8 million in proceeds; Fund Nine’s $9.6 million investment in three car carrying vessels on bareboat charter to Wilhelmsen Lines Shipowning AS that yielded $22 million in proceeds to date; and Fund Ten’s $9.2 million investment in a containership vessel on bareboat charter to ZIM Integrated Shipping Services, Inc. that yielded $16.9 million in proceeds.

The information presented in this section and the tables included as Exhibit B to this prospectus represents historical results of equipment leasing and finance funds sponsored by our Manager. If you purchase our Shares, you will not have any ownership interest in any other businesses sponsored or owned by our Manager or its affiliates as a result of your purchase. You should not assume that you will experience returns, if any, comparable to those experienced by investors in equipment leasing and finance funds sponsored by our Manager and its affiliates.

Liquidation Track Record of Other Equipment Leasing and Finance Funds Sponsored by our Manager

As of the date hereof, of the twelve prior equipment leasing and finance funds sponsored by our Manager (the “Prior Funds”), six have been liquidated and dissolved (Series A, Series B, Series C, Series D, Series E and LP Six) and one Prior Fund has transferred all of its assets to a liquidating trust for the benefit of the limited partners, now the beneficial owners (LP Seven). As of the date hereof, out of the remaining five Prior Funds, three are currently in the Prior Fund’s liquidation period (Fund Eight A, Fund Eight B and Fund Nine), and two are in the Prior Fund’s operating period (Fund Ten and Fund Eleven).

At the time each Prior Fund was offered, disclosures contained in the respective prospectus included an anticipated timeframe for an offering period, an operating/reinvestment period and a disposition/liquidation period. Each Prior Fund’s anticipated timeframe and actual timeframe is set forth below:

•	Series A began its proposed two-year offering period in January 1987, which lasted through February 1989. Its reinvestment period, originally anticipated to be six years (ending in February 1995), was extended, with the approval of the limited partners, for a period up to 10 years (ending in February 1999), after which a liquidation period of up to three-years was to begin. Series A was liquidated in October 1999. As discussed above, Series A was syndicated under prior ownership and management.
•	Series B began its proposed 18-month offering period in July 1989, which lasted through November 1990. Its reinvestment period, originally anticipated to be five years, was extended, with the approval of the limited partners, for a maximum of an additional four years to November 1999, after which a liquidation period of up to two-years began. Its liquidation period began in November 1999. Series B was liquidated 22 months later in September 2001. As discussed above, Series B was syndicated under prior ownership and management.

•	Series C began its proposed 18-month offering period in December 1990, which lasted through June 1991. Its reinvestment period, originally anticipated to be five years, was extended, with the approval of the limited partners, for a maximum of an additional four and one-half years to December 2000, after which a liquidation period of up to 30-months began. Series C was liquidated nine months later in September 2001. As discussed above, Series C was syndicated under prior ownership and management.
•	Series D began its proposed 18-month offering period in August 1991, which lasted through June 1992. Its five-year reinvestment period ended in June 1997, after which an anticipated five-year disposition period began. Series D was liquidated in November 2005. As discussed above, Series D was syndicated under prior ownership and management.
•	Series E began its proposed two-year offering period in June 1992, which lasted through July 1993. Its five-year reinvestment period ended in July 1998, after which an anticipated five-year liquidation period began. Series E was liquidated in April 2006. As discussed above, Series E was syndicated under prior ownership and management.
•	LP Six began its two-year offering period in November 1993, which lasted through November 1995. Its five-year reinvestment period ended in November 2000, after which an anticipated three-year liquidation period began. LP Six was liquidated in March 2006. As discussed above, LP Six was syndicated under prior ownership and management.
•	LP Seven began its offering period, originally expected to last two years, in November 1995, which offering period was extended for up to an additional year and ended in September 1998. Its anticipated five-year reinvestment period lasted until November 2002, after which an anticipated three-year liquidation period began. In May 2007, LP Seven transferred its sole remaining asset, an interest in an entity that owned and leased a mobile offshore drilling rig that is currently the subject of litigation commenced by the lessee in November 2005 relating to its value following an event of loss, to the LP Seven Liquidating Trust. LP Seven Liquidating Trust is currently awaiting the final outcome of the litigation. The limited partners of LP Seven are now the beneficial owners of LP Seven Liquidating Trust.
•	Fund Eight A began its anticipated two-year offering period in September 1998, which lasted through May 2000. Its five-year operating period ended in December 2005, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) began. Fund Eight A’s liquidation period is continuing.
•	Fund Eight B began its anticipated two-year offering period in May 2000, which lasted through October 2001. Its five year operating period was anticipated to end in October 2006, but was extended through June 2007, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) began. Its liquidation period is continuing.
•	Fund Nine began its proposed two-year offering period in November 2001, which lasted through April 2003. Its five-year operating period ended in April 2008. Its liquidation period began in May 2008, which is anticipated to last for three years, but could be extended for up to an additional three years.
•	Fund Ten began its proposed two-year offering period in June 2003, which lasted through April 2005. Its operating period is expected to last five years from the end of its offering period, but Fund Ten’s Manager has the ability to extend it for up to an additional three years, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) would begin. Fund Ten is currently in its operating period.
•	Fund Eleven began its two-year offering period in April 2005, which lasted through April 2007. Its operating period is expected to last five years from the end of its offering period, but Fund Eleven’s Manager has the ability to extend it for up to an additional three years, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) would begin. Fund Eleven is currently in its operating period.

Prior Performance Tables

The disclosure under the heading “Prior Performance Tables” on pages B-1 through B-25 of the Prospectus dated May 7, 2007, as supplemented, is hereby replaced in its entirety by the following:

PRIOR PERFORMANCE TABLES

The following unaudited tables disclose certain information relating to the performance, operations and investment for six of the previous publicly-offered income-oriented funds sponsored by our Manager (collectively, the “Prior Public Funds”):

•	ICON Cash Flow Partners L.P. Seven, which transferred its sole remaining asset to a liquidating trust in July 2007 (“LP Seven”)
•	ICON Income Fund Eight A L.P. (“Fund Eight A”)
•	ICON Income Fund Eight B L.P. (“Fund Eight B”)
•	ICON Income Fund Nine, LLC (“Fund Nine”)
•	ICON Income Fund Ten, LLC (“Fund Ten”)
•	ICON Leasing Fund Eleven, LLC (“Fund Eleven”)

The records for these funds were maintained in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial statement purposes.

Purchasers of Shares in Fund Twelve being offered by this prospectus will not acquire any ownership interest in any of the Prior Public Funds and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Funds. Our Manager is sometimes referred to as the General Partner in the Tables that follow rather than the Manager because some of the Prior Public Funds are limited partnerships rather than limited liability companies.

As discussed below, the Prior Public Funds had investment objectives and policies that were similar to, but are different from those of Fund Twelve in certain significant respects. We considered the following factors in determining that the investment objectives of the Prior Public Funds were similar to those of Fund Twelve:

•	The types of equipment to be invested in;
•	The structure of our investments in such equipment;
•	The intended investment cycles; and
•	The reinvestment policies and the overall investment goals.

Nevertheless, all of the information set forth in the following tables may be deemed to relate to funds with investment objectives similar to those of Fund Twelve.

In addition, as discussed below, the investment objectives and policies for ICON Cash Flow Partners, L.P., Series A (“Series A”), ICON Cash Flow Partners, L.P., Series B (“Series B”), ICON Cash Flow Partners, L.P., Series C (“Series C”), ICON Cash Flow Partners, L.P., Series D (“Series D”), ICON Cash Flow Partners, L.P., Series E (“Series E”), and ICON Cash Flow Partners L.P. Six (“LP Six”), were significantly different than those of Fund Twelve and, therefore, information concerning those funds is not included in this Appendix B.

Additional information concerning the Prior Public Funds will be contained in the Annual Reports on Form 10-K for each such Prior Public Fund, which may be obtained (after their respective filing dates) without charge by contacting ICON Capital Corp., 100 Fifth Avenue, 4th Floor, New York, New York 10011. Such Annual Reports on Form 10-K will also be available upon request at the office of the Securities and Exchange Commission. The results of the Prior Public Funds should not be considered indicative of the likely results of Fund Twelve. Moreover, the information presented below should not be considered indicative of the extent to that the Prior Public Funds will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

Investors in Fund Twelve should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

Funds Sponsored by our Manager’s Original Owners

Each of Series A, Series B, Series C, Series D, Series E, and LP Six were syndicated before 1996 by our Manager under its original ownership and management. None of our Manager’s current owners, officers or employees was part of our Manager’s ownership or management team at the time that these equipment leasing and finance funds were syndicated. Each of Series A, Series B, Series C, Series D, Series E and LP Six had investment objectives and policies significantly different than ours. For example, the majority of the original investments made by those funds were in small ticket leases (leases of equipment with an acquisition cost of less than $5 million) of new or recently delivered equipment, whereas a significant portion of the investments that we will make are expected to be in large ticket equipment (equipment with an acquisition cost of $5 million or more) and equipment portfolios, which our Manager believes will provide us with the appropriate diversification necessary to achieve our investment objectives. Additionally, Series A, Series B, Series C, Series D, Series E and LP Six attempted to compete with large commercial lending institutions that had significantly lower costs of capital in the highly competitive business of originating new leases. Finally, the amount of the gross offering proceeds raised by each of Series A, Series B, Series C, Series D, Series E and LP Six was substantially smaller than what we are likely to raise. Less offering proceeds result in smaller investment portfolios and less portfolio diversification. For example, Series A raised only $2.5 million, Series B and Series C each raised only $20 million, Series D raised only $40 million, Series E raised only $60 million and LP Six raised only $38 million. Other equipment leasing and finance funds our Manager sponsored under subsequent management raised in excess of 97% of the amounts offered, which have been between $75 and $375 million.

Three of the equipment leasing and finance funds sponsored by our Manager’s original owners, Series A, Series B and Series C, experienced unexpected losses in 1992. In addition, Series D, Series E and LP Six were all affected to varying degrees by the events of September 11, 2001. These funds were adversely impacted by the events of September 11th, as evidenced by their inability to overcome the resulting market conditions for some of their investments in commercial aircraft and certain marine assets that were encumbered with significant non-recourse indebtedness. For example:

•	Series D had a $6.8 million investment in two identical de Havilland DHC-8-102 aircraft on lease to U.S. Airways, Inc. In September 2000, it sold one of the aircraft for a gain of approximately $708,000; however, following the events of September 11th, U.S. Airways filed for bankruptcy and rejected the lease on the other aircraft, which was ultimately sold for a loss of approximately $360,000.
•	Following the events of September 11th, each of Series E and LP Six wrote down its residual position in McDonnell-Douglas MD-83 aircraft on lease to Aerovias de Mexico, S.A. de C.V. by $1.5 million per aircraft and each aircraft was ultimately sold to the lender in satisfaction of the outstanding debt and accrued interest.

The losses incurred by investors in those funds do not take into account the benefit of tax-deferral resulting from the fact that a significant portion of early distributions received by investors comprised a return of capital, which was not subject to tax at the time of receipt.

In each of the foregoing examples, the remaining loan balance at the expiration of each respective lease was greater than the fair market value of each asset. In those instances, the equipment could not have been sold for an amount sufficient to satisfy the outstanding debt balance and could not be re-leased to a third-party at a lease rate high enough to make the debt service payments owed to the lender. As a consequence, the equipment was either voluntarily returned to the lender in satisfaction of the outstanding debt or repossessed by the lender and the fund received no additional proceeds from the equipment.

Each of Series E and LP Six made its final liquidating distribution in March 2006 and was dissolved in April 2006. Series E had not made a distribution to its limited partners since May 1, 2004. LP Six had not made a distribution to its limited partners since March 1, 2004.

Investors in Fund Twelve should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

Funds Sponsored By Our Manager’s Subsequent Owners

In 1996, our Manager was acquired by Mr. Martin along with Messrs. Beaufort J.B. Clarke and Paul Weiss, with Mr. Martin a member of its executive management since that time through the date hereof. All members of our Manager’s acquisition and remarketing departments joined those departments upon or subsequent to the ownership change. LP Seven was in syndication and had made investments utilizing the investment objectives and policies of the original ownership and management at the time of the ownership change. Fund Eight A, Fund Eight B, Fund Nine, Fund Ten, and Fund Eleven were all syndicated by our Manager during the time that Messrs. Clarke, Weiss and Martin owned and controlled our Manager. Each of LP Seven, Fund Eight A, Fund Eight B, Fund Nine, Fund Ten and Fund Eleven had investment objectives and policies that were in some respects significantly different than ours. Many of these equipment leasing and finance funds (i) relied on the use of significant non-recourse indebtedness with respect to certain investments to achieve their investment objectives, (ii) relied significantly on the residual value of certain of the equipment they invested in to achieve their investment objectives, (iii) placed less emphasis on investments that generate cash flow, and (iv) relied significantly on third parties for originating investments. On the other hand, our current investment objectives and policies provide that we will (i) rely less on the use of significant non-recourse indebtedness to achieve our investment objectives, (ii) place less of a reliance on the residual value of equipment to achieve our investment objectives, (iii) place greater emphasis on investments that generate cash flow, and (iv) rely significantly on our Manager’s originations process to originate our investments.

In addition, like Series D, Series E, and LP Six, these funds were adversely impacted by the events of September 11th and other changes in market conditions, as evidenced by their inability to overcome the resulting market conditions for some of their investments in commercial aircraft and certain marine assets that were encumbered with significant non-recourse indebtedness that these funds were not in a position to absorb in order to wait out downturns in the markets for such assets, as well as options to acquire such assets that lost significant value after September 11th. For example:

•	LP Seven had a $2.9 million investment in two supply vessels on lease to SEACOR Smit, Inc. The vessels were returned by SEACOR in June 2003 following the end of then-current charter terms. LP Seven was not able to agree with the lender on remarketing terms and was not in a position to satisfy the outstanding indebtedness, therefore, the vessels were repossessed by the lender in September 2003. The vessels were ultimately sold for an amount less than the outstanding debt and accrued interest. In addition, LP Seven had a $6 million investment (including recourse indebtedness) in an option to acquire three Boeing 737-300 aircraft on lease to Continental Airlines, Inc. In August 2003, with the option set to expire and the value of the aircraft still significantly impacted by the events of September 11th, LP Seven restructured the recourse indebtedness in exchange for giving up its option early and a reduction in the restructured indebtedness from any excess residual proceeds received from a sale of the aircraft, which indebtedness was paid in full in July 2006, without any reduction from any excess residual proceeds from the sale of the aircraft.
•	Fund Eight A had a $5.7 million investment in two Boeing 737-400 aircraft on lease to KLM Royal Dutch Airlines. The leases at the time of the original investment expired in one year (September 2000) and the aircraft were subsequently leased to The Boeing Company and Sky Airlines, respectively. Due to service interruptions following the invasion and resulting war in Iraq in March 2003, Sky Airlines was unable to satisfy its obligations under its lease with Fund Eight A. Fund Eight A defaulted Sky Airlines under the lease; however, as Fund Eight A was not in a position to satisfy the outstanding indebtedness on the aircraft, market conditions in the post-September 11th environment were not such that the aircraft could be successfully remarketed, the aircraft were cross-collateralized to the benefit of the same non-recourse lender and had significant non-recourse indebtedness, and the aircraft had lost significant value following the events of September 11th, the lender repossessed the aircraft in October 2003.
•	Fund Eight B had a $2.2 million investment a Boeing 767-300ER aircraft on lease to Scandinavian Airlines System (SAS). The lease with SAS expired in March 2003 and, as Fund Eight B was not in a position to satisfy the outstanding indebtedness on the aircraft, market conditions in the post-September 11th environment were not such that the aircraft could be successfully remarketed, the aircraft had significant non-recourse indebtedness, and the aircraft had lost significant value following the

Investors in Fund Twelve should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

events of September 11th, the lender repossessed the aircraft in July 2004 in satisfaction of the outstanding debt and accrued interest. The timing of the lease expiration and repossession was unfortunate for Fund Eight B, as the market for these Boeing aircraft rebounded over the past couple of years to return to pre-September 11th levels. In addition, Fund Eight B has a $6.3 million investment in two Airbus A340 aircraft on lease to Cathay Pacific Airways Ltd. The leases are still active; however, as the market for these aircraft experienced adverse changes following the investment, the aircraft lost significant value and rental rates for the renewal terms available for the aircraft were less than originally anticipated. While the market for the aircraft has rebounded to an extent, the recent, unprecedented rise in fuel prices impacted the market for the aircraft and Fund Eight B recently wrote down its residual position in the aircraft by approximately $6 million.
•	Fund Nine had an $8.4 million investment in a natural gas-fired cogeneration facility on lease to EF Kenilworth, Inc. The lease was extended in January 2004 to run through June 2009; however, as the price of natural gas reached and exceeded $5.00/MMBTU — the point at which the facility operated at break even — in 2003 and continued to rise thereafter (including peaking above $9.00/MMBTU in 2005), the lessee had increasing difficulty meeting its lease payments. Moreover, as the amount and timing of the lease payments were dependent on natural gas prices, the lease and asset became increasingly less profitable to Fund Nine over this period. Faced with the likelihood of having to put the lessee in default under the lease and remarketing the asset in significantly adverse market conditions, Fund Nine sold the asset to the lessee’s natural gas provider for $4.8 million in April 2006, which resulted in a $2 million loss on its investment. In addition, Fund Nine has a $6.5 million investment in two Airbus A340 aircraft on lease to Cathay Pacific Airways Ltd. The leases are still active; however, as the market for these aircraft experienced adverse changes following the investment, the aircraft lost significant value and rental rates for the renewal terms available for the aircraft were less than originally anticipated. While the market for the aircraft has rebounded to an extent, the recent, unprecedented rise in fuel prices impacted the market for the aircraft and Fund Nine recently wrote down its residual position in the aircraft by approximately $6 million.

As discussed above, the performance of these investment losses was attributable to the adverse market conditions following the events of September 11th, other adverse market conditions (such as the cost of natural gas), the incurrence of significant non-recourse indebtedness without the ability to restructure or repay such indebtedness and/or an increasingly competitive domestic marketplace for equipment leasing and financing transactions and will ultimately impact the returns of these funds even if all of the other investments and reinvestments that were made perform in line with our Manager’s expectations. While these events and circumstances, in large part, were out of the control of the previous ownership and management of our Manager, the current ownership and management of our Manager have established investment objectives and policies that are designed to significantly mitigate these types of risks. Nevertheless, many similar types of investments that were made by these funds under previous ownership and management did meet or exceed expectations, including Fund Eight A’s $887,000 investment in an oil rig on lease to Rowan Companies, Inc. that yielded $29.8 million in proceeds; Fund Eight B’s $2 million investment in a flight simulator on lease to BAE Systems Holdings, Inc. that yielded $8 million in proceeds; Fund Nine’s $9.6 million investment in three car carrying vessels on bareboat charter to Wilhelmsen Lines Shipowning AS that yielded $22 million in proceeds to date; and Fund Ten’s $9.2 million investment in a containership vessel on bareboat charter to ZIM Integrated Shipping Services, Inc. that yielded $16.9 million in proceeds.

If you purchase Shares in Fund Twelve, you will not have any ownership interest in any other business as a result of your purchase. You should not assume that you will experience returns, if any, comparable to those experienced by investors in the Prior Public Funds.

Investors in Fund Twelve should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

Additionally, see Table VI “Acquisition of Equipment by the Prior Public Funds” which is contained in Part II to the registration statement, as amended, of which this prospectus is a part.

Investors in Fund Twelve should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS
December 31, 2007
(Unaudited)

The following table sets forth certain information, as of December 31, 2007, concerning the experience of ICON Capital Corp. in raising and investing funds in all Prior Public Funds the offering of which have closed since December 31, 2005. Information is provided with respect to the manner in which the offering proceeds have been applied. Also presented is information pertaining to the timing and length of these offerings and the time periods over which the offering proceeds have been invested in equipment.

	Fund Ten			Fund Eleven
		% of Dollar Amount Raised	% of Equity Invested		% of Dollar Amount Raised	% of Equity Invested
Dollar amount offered	$150,000,000			$375,000,000
Dollar amount raised	$149,994,502	100%		$365,198,690	100%
Less offering expenses:
Sales Commissions	11,996,101	8.00%	9.86%	29,210,870	8.00%	7.63%
Underwriting Fees paid to the ICON Capital's affiliate	2,999,885	2.00%	2.47%	7,304,473	2.00%	1.91%
Organizational and Offering Expenses paid to ICON Capital Corp.	3,374,911	2.25%	2.77%	6,978,355	1.91%	1.82%
Cash Reserves	1,499,945	1.00%	1.23%	3,651,987	1.00%	0.95%
Offering proceeds available for investment	$130,123,660	86.75%		$318,053,005	87.09%
Offering proceeds and cash generated from operations, sales and refinancing invested (equity invested)	$121,629,284		100%	$383,017,798		100%
Total assets acquired	$226,929,524	151.29%		$742,763,096	203.39%
Acquisition costs:
Acquisition fees/Prepaid Service Costs	9,479,626	6.32%	7.79%	$22,938,960	6.28%	5.99%
Debt financing costs	936,999	0.62%	0.77%	1,396,875	0.38%	0.36%
Legal fees	1,054,838	0.70%	0.87%	1,582,772	0.43%	0.41%
Appraisal costs	5,546	0.00%	0.00%	3,886	0.00%	0.00%
Registration fees	674	0.00%	0.00%	20,145	0.01%	0.01%
Other	45,979	0.03%	0.04%	—	0.00%	0.00%
Total acquisition costs	$11,523,162	7.68%	9.47%	$25,942,638	7.10%	6.77%
Percent leverage (acquisition debt incurred divided by total assets acquired)		45.5%			47.5%
Date offering commenced		June 2, 2003			April 21, 2005
Original offering period (in months)		24			24
Actual offering period (in months)		23			24
Months to invest 90% of amount available for investment (measured from the beginning of offering)		21			22

Investors in Fund Twelve should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE II

COMPENSATION TO ICON CAPITAL CORP. AND AFFILIATES
December 31, 2007
(Unaudited)

The following table sets forth certain information, for the three years ended December 31, 2007, concerning the compensation received by ICON Capital Corp. and its affiliates from the Prior Public Funds:

	Fund Ten		Fund Eleven		All Other Funds(1)
	Dollar Amount	% of Equity Invested	Dollar Amount	% of Equity Invested	Dollar Amount	% of Equity Invested
Date offering commenced	June 2, 2003		April 21, 2005		—
Dollar amount raised(2)	$149,994,502		$365,198,690		$349,649,659
Offering proceeds and cash generated from operations, sales and refinancing invested (equity invested)(2)	$121,629,284	100%	$383,017,798	100%	$332,863,388	100%
Amounts paid to ICON Capital Corp. and its affiliates from proceeds of the offering:
Underwriting Fees(2)	$2,999,885	2.47%	$7,304,473	1.91%	$7,265,795	2.18%
Organizational and Offering Expense allowance(2)	$3,374,911	2.77%	$6,978,355	1.82%	$9,964,574	2.99%
Other Offering Expenses(2)	$—	0.00%	$—	0.00%	$—	0.00%
Dollar amount of cash generated from operations before deducting such payments/accruals to ICON Capital Corp. and its affiliates(3)	$33,679,213	27.69%	$193,806,239	50.6%	$26,673,178	8.01%
Amounts paid/accrued to ICON Capital Corp. from operations:
Acquisition fees	$—	0.00%	$22,938,960	5.99%	$241,200	0.07%
Management fees	$5,632,485	4.63%	$10,739,268	2.80%	$8,432,790	2.53%
Debt placement fees	$—	0.00%	$—	0.00%	$—	0.00%
Remarketing fees (including re-sale and re-lease fees)	$—	0.00%	$—	0.00%	$—	0.00%
Administrative expense reimbursements	$2,760,085	2.27%	$12,383,090	3.23%	3,094,914	0.93%
Prepaid service fees	$2,666,122	2.19%	$—	0.00%	$—	0.00%
Other fees and expenses	$—	0.00%	$—	0.00%	$—	0.00%
Distributions	$379,659	0.31%	$568,762	0.15%	$611,697	0.18%

(1)	All Other Funds is comprised of four Prior Public Funds.
(2)	This amount represents the cumulative total over the life of the Public Prior Funds.
(3)	Payments/accruals to ICON Capital Corp. and its affiliates only include management fees and administrative expense reimbursements.

Investors in Fund Twelve should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND TEN
December 31, 2007
(Unaudited)

The following table summarizes the operating results of Fund Ten for the three years ended December 31, 2007.

	Years Ended December 31,
	2007	2006	2005
Revenues	$33,866,659	$30,162,918	$24,889,260
Profit (loss) on sale of assets	(384,310)	46,613	113,845
Gross revenues	$33,482,349	$30,209,531	$25,003,105
Less: Operating expenses
Impairment loss	—	675,212	97,900
Interest expense	2,204,773	2,908,938	3,610,562
Depreciation and amortization	22,318,404	24,968,628	23,258,339
Management fees	2,054,110	1,954,137	1,624,238
Administrative expense reimbursements	876,287	977,228	906,570
General and administrative	795,042	612,308	405,819
Loss on hedging instruments	13,012	—	—
Other financial loss	25,024	—	—
Other	—	—	—
Minority interest	308,637	85,027	44,377
Net income (loss) – GAAP	$4,887,060	$(1,971,947)	$(4,944,700)
Net income (loss) allocable to investors – GAAP	$4,838,189	$(1,952,228)	$(4,895,253)
Taxable income (loss):
– from operations	$8,196,673	$7,164,657	$5,355,083
– from gain (loss) on sales	$(1,283,928)	$(797,658)	$89,150
Cash generated from operations(1):	$13,073,249	$8,653,256	$(12,395,018)
Cash generated from sales	3,218,093	2,777,812	256,260
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	$16,291,342	$11,431,068	$(12,138,758)
Less:
Cash distributions to investors from operations, sales and refinancing	$12,778,769	$12,805,418	$11,998,617
Cash distributions to Manager from operations, sales and refinancing	129,078	129,348	121,233
Cash generated from (used by) operations, sales and refinancing	$3,383,495	$(1,503,698)	$(24,178,608)
Tax and distributions data per $1,000 investment
Federal income tax results:
Taxable income (loss)(2)
– from operations	$55.17	$48.12	$37.35
– from gain (loss) on sales	(8.64)	(5.36)	0.62
Cash distributions to investors
Source (on GAAP basis):
– Investment income	$32.56	—	—
– Return of capital	$53.45	$86.01	$83.69
Total	$86.01	$86.01	$83.69
Source (on Cash basis):
– Operations	$64.35	$67.35	$81.90
– Sales	21.66	18.66	1.79
– Refinancing	—	—	—
Total	$86.01	$86.01	$83.69
Weighted average number of additional member shares outstanding	148,575	148,880	143,378
Amount invested in assets (cost, excluding acquisition fees)(3)	$226,929,524	$193,112,614	$174,747,771
Amount invested in assets (net book value)	$117,144,777	$133,665,121	$134,036,183
Amount remaining invested in fund assets at December 31, 2007			85.5%

(1)	Included in the cash generated from operations are distributions received from joint ventures net of investments made in the joint ventures.

Investors in Fund Twelve should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND TEN – (continued)
December 31, 2007
(Unaudited)

(2)	The difference between net income — GAAP and taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on direct finance leases.
(3)	Includes indebtedness associated with the acquisition of the assets.

Investors in Fund Twelve should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND ELEVEN
December 31, 2007
(Unaudited)

The following table summarizes the operating results of Fund Eleven for the three years ended December 31, 2007.

	Years Ended December 31,
	2007	2006	2005
Revenues	$116,844,307	$71,210,656	$761,758
Profit (loss) on sale of assets	772,799	686,390	—
Gross revenues	$117,617,106	$71,897,046	$761,758
Less: Operating expenses
Impairment loss	$122,774	$446,301	—
Interest expense	17,467,704	10,062,805	6,201
Depreciation and amortization	82,127,392	52,973,823	—
Management fees	6,662,395	4,076,873	—
Administrative expense reimbursements	5,423,388	5,877,044	1,082,658
General and administrative	2,172,591	1,009,852	77,100
Loss on hedging instruments	2,821,045	1,203,273	—
Bad debt expense	—	70,015	—
Other financial gain/loss	25,024	—	—
Other	—	—	—
Minority interest	$1,069,559	$795,798	$—
Provision (benefit) for income taxes	$2,204,227	$77,868	$—
Net income (loss) – GAAP	$(2,478,993)	$(4,696,606)	$(404,201)
Net income (loss) allocable to investors – GAAP	$(2,454,203)	$(4,649,640)	$(400,159)
Taxable income (loss):
– from operations	$5,449,841	$25,720,817	$(404,200)
– from gain (loss) on sales	$(2,955,844)	$(5,429,212)	$—
Cash generated from operations(1):	$108,156,723	$63,545,843	$(15,928,247)
Cash generated from sales	30,978,193	19,404,013	—
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	$139,134,916	$82,949,856	$(15,928,247)
Less:
Cash distributions for investors from operations, sales and refinancing	$37,151,073	$16,600,276	$2,556,112
Cash distributions to Manager from operations, sales and refinancing	375,190	167,738	25,834
Cash generated from (used by) operations, sales and refinancing	$101,608,653	$66,181,842	$(18,510,193)
Tax and distributions data per $1,000 investment
Federal income tax results:
Taxable income (loss)(2)
– from operations	$15.47	$129.93	$(6.89)
– from gain (loss) on sales	(8.39)	(27.43)	—
Cash distributions to investors
Source (on GAAP basis):
– Investment income	—	—	—
– Return of capital	$105.48	$83.86	$43.57
Total	$105.48	$83.86	$43.57
Source (on Cash basis):
– Operations	$17.52	$—	$43.57
– Sales	87.96	83.86	—
– Refinancing	—	—	—
Total	$105.48	$83.86	$43.57
Weighted average number of additional member shares outstanding	352,197	197,957	58,665
Amount invested in assets (cost, excluding acquisition fees)(3)	$742,763,097	$534,384,390	$16,602,263
Amount invested in assets (net book value)	$540,935,926	$458,662,684	$16,084,960
Amount remaining invested in fund assets at December 31, 2007			86.26%

(1)	Included in the cash generated from operations are distributions received from joint ventures net of investments made in the joint ventures.

Investors in Fund Twelve should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND ELEVEN – (continued)
December 31, 2007
(Unaudited)

(2)	The difference between net income — GAAP and taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on direct finance leases.
(3)	Includes indebtedness associated with the acquisition of the assets.

Investors in Fund Twelve should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PRIOR PUBLIC FUNDS
December 31, 2007
(Unaudited)

No Prior Public Funds with investment objectives and policies similar to those of Fund Twelve have completed operations in the most recent five years.

Investors in Fund Twelve should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — LP SEVEN
December 31, 2007
(Unaudited)

The following table summarizes the sales or dispositions of equipment for LP Seven for the three years ended December 31, 2007.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Oil supply ships	1998	2005	$11,362,111	$103,293	$200,000	$96,707	$200,000
Production facility	1998	2005	7,717,836	745,000	745,000	—	—
Aircraft rotables	1997	2006	3,466,208	54,363	41,629	(12,734)	41,629
1976 DC-10-30 aircraft	1996	2006	11,320,923	851,632	1,976,436	1,124,804	1,976,437
Over the road rolling stock, manufacturing equipment, materials handling equipment	2001	2007	13,564	—	1,393	1,393	882
Aircraft rotables	1997	2007	26,000	26,000	25,442	(558)	(369,100)
			$33,906,642	$1,780,288	$2,989,900	$1,209,612	$1,849,848

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Twelve should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — FUND EIGHT A
December 31, 2007
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Eight A for the three years ended December 31, 2007.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Aircraft	1999	2005	$6,569,000	$1,629,570	$2,337,897	$708,327	$1,472,978
Aircraft	1999	2005	6,650,000	1,637,661	1,671,998	34,337	807,079
Coal handling facility	1998	2005	27,421,810	16,416,183	21,250,000	4,833,817	18,803,590
Office furniture	2000	2005	1,264,126	293,540	234,002	(59,538)	2,309
Aircraft rotables	1997	2006	5,062,489	20,628	40,278	19,650	(755,943)
Aircraft	2004	2007	19,340,437	4,661,860	3,834,000	(827,860)	(3,873,489)
Tug boat and barge	1999	2007	8,034,770	6,409,232	8,864,419	2,455,187	1,225,230
Aircraft rotables	2005	2007	133,000	44,933	58,558	13,625	—
Over the road rolling stock, manufacturing equipment, materials handling equipment	2001	2007	10,680	—	1,097	1,097	694
			$74,486,312	$31,113,607	$38,292,249	$7,178,642	$17,682,448

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Twelve should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS —
FUND EIGHT B
December 31, 2007
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Eight B for the three years ended December 31, 2007.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Photo Labs	2001	2005	$5,229,358	$1,803,016	$1,847,219	$44,203	$1,226,726
Aircraft Simulator	2001	2005	13,232,105	3,517,488	8,000,000	4,482,512	6,392,586
Lift Trucks	2001	2005	23,241	2,031	5,474	3,443	120
Lift Trucks	2001	2005	38,600	3,372	7,085	3,713	(11,141)
Lift Trucks	2001	2005	41,577	11,888	21,000	9,112	11,421
Lift Trucks	2001	2005	41,577	11,888	21,000	9,112	11,421
Lift Trucks	2001	2005	105,544	30,179	26,000	(4,179)	1,682
Forklifts	1995	2005	11,869	697	11,500	10,803	8,766
Forklifts	2002	2005	16,055	2,962	3,000	38	(4,642)
Forklifts	2002	2005	5,311	886	1,500	614	276
Forklifts	2002	2005	190,281	63,486	25,000	(38,486)	(54,988)
Forklifts	1995	2005	11,939	126	10,500	10,374	7,749
Forklifts	1995	2005	9,993	106	6,200	6,094	3,898
Forklifts	1995	2005	9,993	106	6,200	6,094	(2,890)
Forklifts	2002	2005	55,097	9,191	14,000	4,809	(15,923)
Forklifts	1995	2005	50,981	6,812	50,000	43,188	(14,728)
Forklifts	2001	2005	40,608	11,661	8,400	(3,261)	(11,745)
Manufacturing Equipment	2000	2005	7,844	(450)	500	950	403
Machinery	2000	2005	300,000	162,811	173,959	11,148	124,490
Forklifts	2000	2005	4,224	—	1,000	1,000	843
Forklifts	2000	2005	39,753	20,083	13,850	(6,233)	12,373
Forklifts	2000	2005	4,440	(810)	3,500	4,310	3,335
Forklifts	2000	2005	22,245	—	17,561	17,561	17,285
Forklifts	2000	2005	5,088	314	3,500	3,186	3,500
Forklifts	2000	2005	19,030	—	14,917	14,917	14,917
Production Equipment	2000	2005	107,147	—	22,100	22,100	22,100
Production Equipment	2000	2005	110,254	(2,395)	81,908	84,303	53,226
Production Equipment	2000	2005	78,226	38,907	48,634	9,727	32,887
Production Equipment	2000	2005	220,844	38,000	38,000	—	(6,455)
Production Equipment	2000	2005	62,387	(2,852)	7,000	9,852	(4,162)
Production Equipment	2000	2005	13,456	1,947	10,082	8,135	5,269
Production Equipment	2000	2005	264,484	—	211,156	211,156	142,353
Production Equipment	2000	2005	255,723	65,522	211,156	145,634	136,316
Forklifts	2000	2005	719,280	366,301	108,725	(257,576)	64,166
Forklifts	2000	2005	3,599	1,600	935	(665)	49
Lift Trucks	2000	2005	45,726	25,841	7,500	(18,341)	3,535
Lift Trucks	2001	2005	101,976	8,674	16,000	7,326	9,683
Lift Trucks	2000	2005	162,873	—	62,500	62,500	150,651
Digital photo printers	2001	2006	776,152	10,610	10,000	(610)	15,714
Forklifts/wheel loader	2001	2006	341,010	64,144	143,750	79,606	86,606
Winding machine	2001	2006	162,106	47,423	16,000	(31,423)	(2,675)
Winding machine	2001	2006	162,106	47,423	16,000	(31,423)	(2,675)
Winding machine	2001	2006	147,772	43,229	16,000	(27,229)	(1,023)
Winding machine	2001	2006	147,772	43,229	16,000	(27,229)	(1,023)
Forklifts	2001	2006	22,148	—	14,500	14,500	11,949
Picker trucks	2001	2006	1,020,879	89,500	175,123	85,623	57,517

Investors in Fund Twelve should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS —
FUND EIGHT B – (continued)
December 31, 2007
(Unaudited)

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Stockpicker	2001	2006	$63,272	$2,636	$20,050	$17,414	$16,281
Manufacturing equipment	2001	2006	537,869	222,450	22,043	(200,407)	(39,920)
Stockpicker	2001	2006	10,975	1,482	10,975	9,493	9,326
Manufacturing equipment	2001	2006	104,866	10,534	23,200	12,666	11,470
Refrigeration trucks	2000	2006	37,479	—	10,693	10,693	10,693
Production equipment	2000	2006	194,101	—	4,250	4,250	4,250
Manufacturing equipment	2000	2006	52,714	—	46,750	46,750	208
Manufacturing equipment	2000	2006	595,325	—	77,882	77,882	77,882
Manufacturing equipment	2000	2006	83,349	—	58,223	58,223	47,038
Laser system	2000	2006	381,755	—	83,986	83,986	32,756
Laser system	2000	2006	437,897	—	34,340	34,340	(24,424)
Laser system	2000	2006	418,620	—	34,322	34,322	(21,856)
Laser system	2000	2006	381,755	—	83,986	83,986	41,294
Forklifts & trucks	2001	2006	28,705	—	42,000	42,000	28,705
Video measuring machine	2000	2006	453,518	—	106,100	106,100	86,798
Materials handling equipment	2001	2007	887,153	63,181	260,527	197,346	234,977
Photo processing mini-labs	2001	2007	12,776,908	140,400	254,100	113,700	254,100
Over the road rolling stock, manufacturing equipment, materials handling equipment	2001	2007	1,043,762	—	107,173	107,173	67,846
Aircraft engine modules	2001	2007	5,950,000	4,504,629	5,546,781	1,042,152	5,518,964
Aircraft	2002	2007	3,907,551	734,994	639,000	(95,994)	(205,841)
Aircraft	2003	2007	25,295,646	5,849,997	4,927,500	(922,497)	(1,845,952)
			$78,085,893	$18,075,249	$23,919,815	$5,844,566	$12,804,337

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Twelve should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — FUND NINE
December 31, 2007
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Nine for the three years ended December 31, 2007.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Computer equipment	2003	2005	$484,764	$484,764	$319,953	$(164,811)	$(159,283)
Fixtures & fittings	2003	2005	465,749	465,749	321,401	(144,348)	(133,478)
Telephone systems	2003	2005	56,603	56,603	56,309	(294)	7,876
Plant	2003	2005	13,788	13,788	12,987	(801)	900
Refrigeration equipment	2003	2005	12,064	12,064	7,518	(4,546)	(4,584)
Books	2003	2005	28,972	28,972	25,580	(3,392)	(497)
Electronics equipment	2003	2005	5,574	5,574	5,746	172	1,056
Miscellaneous	2003	2005	11,030	11,030	9,476	(1,553)	(555)
Copiers	2003	2005	23,456	23,456	42,030	18,573	29,385
Machine tools	2003	2006	2,483,902	1,628,434	1,930,787	302,353	999,697
EMC equipment	2004	2006	3,493,760	116,966	30,000	(86,966)	(164,429)
Machine tools	2003	2006	1,426,089	1,191,217	1,104,011	(87,206)	(87,206)
25 MW co-generation facility	2002	2006	15,787,934	4,800,000	4,800,000	—	(2,273,521)
Aircraft	2002	2007	22,142,790	4,164,965	3,621,000	(543,965)	(1,166,430)
Aircraft	2003	2007	2,810,627	650,000	547,500	(102,500)	(205,106)
Material handling equipment	2004	2007	297,772	21,206	87,445	66,239	78,870
Railcars	2002	2007	4,424,220	1,856,174	4,960,000	3,103,826	594,224
Phone systems	2004	2007	173,787	39,142	44,703	5,561	—
Refrigeration equipment	2003	2007	38,855	23,775	20,895	(2,880)	—
Technology equipment	2004	2007	1,521,571	203,170	201,499	(1,671)	(191,566)
			$55,703,307	$15,797,049	$18,148,840	$2,351,790	$(2,674,646)

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Twelve should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — FUND TEN
December 31, 2007
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Ten for the three years ended December 31, 2007.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Computer equipment	2005	2005	$25,053	$26,201	$26,280	$79	$79
Airplane rotables	2003	2005	41,774	29,877	85,000	55,123	6,380
Airplane rotables	2003	2005	11,246	8,042	34,000	25,958	1,717
Airplane rotables	2003	2005	15,278	10,929	34,000	23,071	2,333
Airplane rotables	2003	2005	94,190	67,366	76,980	9,614	(2,825)
Computer equipment	2005	2006	1,014,915	561,203	629,940	68,737	(345,218)
Refridgeration equipment	2004	2006	589,478	307,452	282,871	(24,581)	(44,015)
Airplane rotables	2003	2006	2,880,000	1,865,000	1,865,000	—	(399,788)
Telecommunication system	2004	2007	4,193,186	1,887,009	1,076,239	(810,770)	(183,794)
Technology equipment	2005	2007	1,093,428	813,524	1,222,406	408,882	87,039
Technology equipment	2006	2007	150,373	150,373	174,925	24,552	24,552
Technology equipment	2004	2007	3,995,339	578,253	573,497	(4,756)	(545,225)
Manufacturing equipment	2007	2007	31,298	30,548	31,711	1,163	413
Digital audio/visual entertainment systems	2005	2007	774,484	219,065	143,194	(75,871)	(585,489)
Airplane rotables	2003	2007	17,500	17,500	15,788	(1,712)	3,876
Aircraft	2004	2007	2,148,937	517,984	426,000	(91,984)	(430,386)
			$17,076,479	$7,090,326	$6,697,831	$(392,495)	$(2,410,801)

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Twelve should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — FUND ELEVEN
December 31, 2007
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Eleven for the three years ended December 31, 2007.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Information technology equipment(4)	2006	2006	$22,672,478	$17,151,865	$18,534,138	$1,382,273	$(5,429,212)
Manufacturing equipment	2006	2006	1,449,465	869,010	869,879	869	—
Information technology equipment(4)	2006 – 2007	2007	77,150,004	9,232,464	10,017,606	785,142	(2,955,844)
Digital audio/visual entertainment systems	2005	2007	774,484	219,065	143,194	(75,871)	(585,489)
			$102,046,431	$27,472,403	$29,564,817	$2,092,414	$(8,970,545)

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.
(4)	The gain (loss) includes both sales on new equipment and sales of leased equipment.

Investors in Fund Twelve should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.